UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2015

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975
(State or other jurisdiction of incorporation)	(Commission File Number)

91-1789357
(IRS Employer Identification Number)

12325 Emmet Street Omaha, NE	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2015, the Board of Directors (the “Board”) of Transgenomic, Inc. (“Transgenomic”) appointed Mya Thomae as a Class III director of Transgenomic.

Ms. Thomae, age 48, has served as the Vice President, Regulatory Affairs at Illumina, Inc., a developer, manufacturer and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function, since July 2014. From January 2008 to July 2014, Ms. Thomae served as the founder and chief executive officer of Myraqa, Inc., a consulting firm focused on in vitro diagnostic and companion diagnostic products, which was acquired by Illumina, Inc. in July 2014. Prior to founding Myraqa, Inc., from January 1999 to December 2007, Ms. Thomae was an independent consultant at Mya Thomae Consulting, where she specialized in in vitro diagnostics. Ms. Thomae served as the Regulatory Affairs Manager of Chiron Corporation, a biotechnology firm, from 1996 to 1997, and from 1992 to 1995, worked in Regulatory Affairs in positions of increasing responsibility and eventually as the Regulatory Affairs Manager of Epitope, Inc. Ms. Thomae holds a Bachelor of Music, Cello Performance from the University of Wisconsin-Madison.

On June 8, 2015, in connection with her appointment to the Board, Ms. Thomae was granted an option to purchase 5,000 shares of Transgenomic’s common stock with an exercise price of $1.98, which will vest in full on the one-year anniversary of the date of grant, subject to Ms. Thomae’s continued service with Transgenomic through the vesting date. In accordance with Transgenomic’s independent director compensation policy, as disclosed under “Director Compensation” in Transgenomic’s Definitive Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 30, 2015, as an independent director, Ms. Thomae will be entitled to receive an annual retainer of $20,000 for her service on the Board and reimbursement for out-of-pocket expenses related to attendance at Board meetings.

Transgenomic also intends to enter into an indemnity agreement with Ms. Thomae in the same form as its standard form of indemnity agreement with its other directors.

There are no family relationships between Ms. Thomae and any director or executive officer of Transgenomic and Ms. Thomae was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Thomae has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated June 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.

June 9, 2015	By	/s/ Paul Kinnon
Paul Kinnon President and Chief Executive Officer